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                                                                    EXHIBIT 99.2

[CONCENTRA GRAPHIC APPEARS HERE]

           Contacts: Daniel J. Thomas              Thomas E. Kiraly
                     President and                 Executive Vice President and
                     Chief Executive Officer       Chief Financial Officer
                     (972) 364-8111                (972) 364-8217


                     CONCENTRA COMPLETES THE ACQUISITION OF
                          NATIONAL HEALTHCARE RESOURCES

         ADDISON, Texas, November 20, 2001 - Concentra Operating Corporation ("Concentra") today announced that it has successfully completed its acquisition of National Healthcare Resources, Inc. ("NHR"). NHR provides competitive care management, bill re-pricing and network services to the workers' compensation and auto insurance industries.

         Daniel J. Thomas, President and Chief Executive Officer of Concentra said the acquisition will enable the strategic blending of two strong companies with complementary capabilities, resulting in enhanced value to Concentra's financial partners and clients. "Our two organizations complement each other extremely well," said Thomas. "Concentra has excelled at providing its national clients with services primarily targeted to the workers' compensation, occupational healthcare and group health markets, while NHR has developed strong expertise serving middle market and regional clients. NHR also brings us enhanced product offerings for the auto industry. Together, we are a stronger company that is better positioned to meet the needs of our payor and employer customers."

         Thomas said that the acquisition will also strengthen Concentra in a number of other significant ways. "Through a combination of our FOCUS PPO network and the MetraComp PPO network, we will be able to provide broader coverage and increased network penetration. This will generate even greater medical savings for our clients. The combination of Concentra and NHR will also expand our capabilities in case management, peer reviews and independent medical exams, providing clients with broader resources across the 50 states in which we operate."

         Thomas said the Company plans to integrate the technologies of NHR and Concentra in a manner that capitalizes on the best practices, procedures and systems from each enterprise. Given the similar nature of the operations of the two companies, Thomas said he believes Concentra will be able to rapidly and successfully integrate the operations of NHR with its own. Additionally, he stated that Concentra will be strengthening its management team through the retention of several key NHR executives.

         With the acquisition, Concentra will have revenues approaching $1 billion and more than 10,000 employees nationwide. "The acquisition increases the size of Concentra," said Thomas, "but more importantly, it improves our ability to meet our clients' needs and to offer a broader

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Concentra Completes NHR Acquisition
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November 20, 2001



array of services. We're excited about what this means for the future of Concentra, our financial partners and our clients."

         The closing of the NHR acquisition marks the second significant acquisition by Concentra during the month of November. The Company previously announced that it had closed its acquisition of Health Network Systems LLC, a network services and bill re-pricing company, on November 12, 2001. In connection with the NHR acquisition, Lehman Brothers acted as financial advisor to NHR.

         Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services.

         This press release contains certain forward-looking statements, which Concentra is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that Concentra's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on Concentra's operations, interruption in its data processing capabilities, operational financing and strategic risks related to Concentra's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for Concentra's services, and dependence on key management personnel. Additional factors include those described in Concentra's filings with the Securities and Exchange Commission.

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